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                                                                    EXHIBIT 10.2

                         SOLO CUP INVESTMENT CORPORATION

                          STOCK OPTION AWARD AGREEMENT
               UNDER THE 2004 MANAGEMENT INVESTMENT AND INCENTIVE
                                COMPENSATION PLAN

     THIS STOCK OPTION AWARD AGREEMENT (the "Award Agreement"), dated as of March [ ], 2004, is made by and between Solo Cup Investment Corporation, a Delaware corporation (the "Company"), and [Executive] (the "Optionee").

1.   GRANT OF OPTION

The Company hereby grants to the Optionee an option (the "Option") to purchase the number of Common Shares set forth below, at the exercise price per share set forth below (the "Exercise Price"), subject to the terms and conditions of the Solo Cup Investment Corporation 2004 Management Investment and Incentive Compensation Plan (the "Plan"), which is incorporated herein by reference, and this Award Agreement. The Option shall consist of a Time Option and a Performance Option (each as defined below). Except as otherwise expressly set forth herein, the Award Agreement shall be construed in accordance with the provisions of the Plan and any capitalized terms not otherwise defined in this Award Agreement shall have the definitions set forth in the Plan. The Committee shall have final authority to interpret and construe the Plan and this Award Agreement and to make any and all determinations under them, and its decisions shall be binding and conclusive upon the Optionee and the Optionee's legal representative in respect of any questions arising under the Plan or this Award Agreement. In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Award Agreement, the terms and conditions of the Plan shall prevail.

         Date of Grant:                       March [ ], 2004

         Exercise Price per Common Share:     $47.32

         Total Number of Common Shares        [  ]
         Subject to the Option:
             Number of Common Shares          [Insert number equal to 60% of
             subject to the Time Option       total options]

             Number of Common Shares          [Insert number equal to 40% of
             subject to the Performance       total options]
             Option
         Type of Option                       Nonqualified Stock Option

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         Term/Expiration Date:                March [ ], 2014 (the "Expiration
                                              Date") or an earlier date as
                                              provided herein

2.   VESTING

     So long as the Optionee is employed by the Company or any subsidiary of the Company on the applicable vesting dates set forth below, the Option shall, unless it vests and becomes exercisable earlier as provided herein, become vested and exercisable as follows:

     A.   TIME OPTION.

          PERCENTAGE                                  VESTING DATE
          ----------                                  ------------
             25%                           First anniversary of date of grant
             25%                          Second anniversary of date of grant
             25%                           Third anniversary of date of grant
             25%                          Fourth anniversary of date of grant

     B.   PERFORMANCE OPTION.

          (i) (a) 20% of the shares subject to the Performance Option shall be subject to the Series A vesting requirements set forth in Section 2(B)(ii)(a) below (the "Series A Options"), (b) an additional 20% shall be subject to the Series B vesting requirements set forth in Section 2(B)(ii)(b) below (the "Series B Options"), (c) an additional 20% shall be subject to the Series C vesting requirements set forth in Section 2(B)(ii)(c) below (the "Series C Options"), (d) an additional 20% shall be subject to the Series D vesting requirements set forth in Section 2(B)(ii)(d) below (the "Series D Options") and (e) an additional 20% shall be subject to the Series E vesting requirements set forth in 2(B)(ii)(e) below (the "Series E Options," and together with the Series A Options, the Series B Options, the Series C Options and the Series D Options, the "Performance Options"). The vesting of all Performance Options shall be subject to the achievement of their respective "Target Level" set forth in Exhibit A hereto. The Target Level shall be expressed in terms of cumulative EBITDA targets (the "Cumulative EBITDA Targets") and cumulative debt paydown targets (the "Cumulative Debt Paydown Target"). All unvested Performance Options shall expire on December 31, 2008. To the extent that
     (A)(1) the Optionee has not had the opportunity to dispose of any shares underlying the Performance Options, or (2) the Company has not exercised its rights to effect an Optional Contingent Redemption (as defined in the Certificate of Designations) of Convertible

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     Preferred Participating Stock (an "OCR") and (b) Vestar ceases to be a
     Stockholder (as defined in the Stockholders' Agreement), the Optionee shall be entitled to receive from the Company, in the form of cash, notes or a combination thereof (as determined by the Committee) an amount equal to the aggregate Fair Market Value of the Common Shares subject to such Performance Options as of December 31, 2008, less the aggregate exercise price of such Performance Options.

          (ii) (a) all Series A Options shall (I) become 100% fully vested and exercisable on the first anniversary of the date of grant if the Company attains the Series A Target Level for fiscal year 2004, (II) become 50% vested and exercisable if the Company achieves either the Cumulative EBITDA Target or satisfies the Cumulative Debt Paydown Target, in each case in respect of the Series A Target Level for fiscal year 2004 or (III) not become vested or exercisable if the Company does not attain either portion of the Series A Target Level in respect of fiscal year 2004 of the Company. Any Series A Options which do not become exercisable pursuant to this paragraph shall be referred to as "Suspended Options."

                 (b) all Series B Options shall (I) become 100% fully vested and exercisable on the second anniversary of the date of grant if the Company attains the Series B Target Level for fiscal year 2005, (II) become 50% vested and exercisable the Company achieves either the Cumulative EBITDA Target or satisfies the Cumulative Debt Paydown Target, in each case in respect of Series B Target Level for fiscal year 2005 or (III) not become vested or exercisable if the Company does not attain either portion of the Series B Target Level in respect of fiscal year 2005 of the Company. Any Series B Options which do not become exercisable pursuant to this paragraph shall be referred to as "Suspended Options."

                 (c) all Series C Options shall (I) become 100% fully vested and exercisable on the third anniversary of the date of grant if the Company attains the Series C Target Level for fiscal year 2006, (II) become 50% vested and exercisable if the Company achieves either the Cumulative EBITDA Target or satisfies the Cumulative Debt Paydown Target, in each case in respect of Series C Target Level for fiscal year 2006 or (III) not become vested or exercisable if the Company does not attain either portion of the Series C Target Level in respect of fiscal year 2006 of the Company. Any Series C Options which do not become exercisable pursuant to this paragraph shall be referred to as "Suspended Options."

                 (d) all Series D Options shall (I) become 100% fully vested and exercisable on the fourth anniversary of the date of grant if the Company attains the Series D Target Level for fiscal year 2007, (II) become 50% vested and exercisable if the Company achieves either the Cumulative EBITDA Target or satisfies the Cumulative Debt Paydown Target, in each case in respect of Series D Target Level for fiscal year 2007 or (III) not become vested or exercisable if the Company does not attain either portion of

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     the Series D Target Level in respect of fiscal year 2007 of the Company.
     Any Series D Options which do not become exercisable pursuant to this paragraph shall be referred to as "Suspended Options."

                 (e) all Series E Options shall (I) become 100% fully vested and exercisable on the fifth anniversary of the date of grant if the Company attains the Series E Target Level for fiscal year 2008, (II) become 50% vested and exercisable if the Company achieves either the Cumulative EBITDA Target or satisfies the Cumulative Debt Paydown Target, in each case in respect of Series E Target Level for fiscal year 2008 or (III) not become vested or exercisable if the Company does not attain either portion of the Series E Target Level in respect of fiscal year 2008 of the Company. Any Series E Options which do not become exercisable pursuant to this paragraph shall be referred to as "Suspended Options."

     C.   RECAPTURE OF SUSPENDED OPTIONS.

          Notwithstanding any provision contained in Sections 2(B)(ii)(a), (b),
     (c), (d), or (e) above to the contrary, (i) if the Company achieves the Cumulative EBITDA Target and satisfies the Cumulative Debt Paydown Target with respect to any fiscal year prior to fiscal year-end 2008, all Suspended Options in respect of all prior years shall become fully vested as of the end of the fiscal year in which the Company achieves such Cumulative EBITDA Target and satisfies such Cumulative Debt Paydown Target or (ii) if the Company only achieves either the Cumulative EBITDA Target or satisfies only the Cumulative Debt Paydown Target with respect to any fiscal year, one-half of all Suspended Options in respect of all prior years shall become fully vested as of the end of the fiscal year in which the Company achieves such target.

     D.   LIQUIDITY EVENT; OPTIONAL CONTINGENT REDEMPTION; ETC.

          (i) TIME OPTION. In the event of an occurrence of a Liquidity Event or OCR, all unvested portions of the Time Option shall become fully vested and exercisable.

          (ii) PERFORMANCE OPTIONS. In the event of an occurrence of a Liquidity Event or an OCR, all unvested Performance Options shall become vested and exercisable in full if the Company has achieved the Target Level (with respect to both the Cumulative EBITDA Target and Cumulative Debt Paydown Target) in respect of the fiscal year ending immediately prior to the year in which an OCR occurs.

          (iii) LIMITATIONS ON CHANGE OF CONTROL PAYMENTS. Notwithstanding anything in this Agreement to the contrary, accelerated vesting under Sections 2D(i) and 2D(ii) of this Agreement, with respect to the occurrence of a Change of Control, will not occur unless such accelerated vesting has been approved by the Company's stockholders in accordance with the

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     shareholder approval requirements of section 280G(b)(5)(B) of the Code and the regulations promulgated thereunder; provided, however, this Section 2D(iii) will not apply if the Company is not eligible for the shareholder exemption under section 280G(b)(5)(A) of the Code and the regulations promulgated thereunder at the time of the Change of Control.

          (iv) TAG-ALONG RIGHTS FOR OPTIONS UPON AN OCR. If the Company exercises its right to redeem a percentage of Convertible Participating Preferred Shares pursuant to an OCR (its "OCR Right"), the Optionee may elect to have the Company (A) redeem the same percentage of the Optionee's Option and Option Stock (as defined in the Stockholders' Agreement) (on a fully diluted basis), but, in the case of the Option only to the extent the Option is then vested, or, if lesser, (B) redeem the number of shares of Option Stock plus the number of Common Shares underlying the Optionee's Option that is vested (the "Tag-Along Right"); provided, however, that if the Company exercises its OCR Right, and the Optionee elects not to exercise his Tag-Along Right, the Optionee may not exercise his Tag-Along Right in any subsequent OCR. Pursuant to the Tag-Along Right, the Company will provide the Optionee with notice that it intends to exercise its OCR Right at the same time that it provides notice of the same to Vestar. The Optionee will have five (5) business days from receiving such notice to notify the Company that he intends to exercise his Tag-Along Right. An Optionee who exercises the Tag-Along Right shall receive an amount equal to the aggregate Fair Market Value of the Common Shares subject to such Option as of the date of the OCR, less the aggregate exercise price of such Option. Notwithstanding anything to the contrary contained herein or in the Stockholders' Agreement, the Tag-Along Right shall not be available on or after the 6th anniversary of the Original Issuance Date through the last day pursuant to Section 6(c) of the Certificate of Designations that Redemption Securities (as defined in the Certificate of Designations) can be redeemed after the 7th anniversary of the Original Issuance Date (as defined in the Stockholders' Agreement).

     E. TREATMENT OF OPTIONS FOLLOWING A LIQUIDITY EVENT OR OCR. In connection with the occurrence of a Liquidity Event or an OCR, the Committee may take such actions as it deems appropriate which may include, but without limitation, any one or more of the following: (i) acceleration or change of the exercise and/or expiration dates of the Option to require that exercise be made, if at all, prior to the Liquidity Event or OCR; (ii) cancellation of the Option upon payment to the Optionee in cash of the Fair Market Value of the Common Share subject to such Option as of the date of the Liquidity Event or an OCR, less the aggregate exercise price of the Option; and (iii) in any case where equity securities of another entity are proposed to be delivered in exchange for or with respect to Common Shares or shares of Convertible Preferred Stock, as the case may be, equitable adjustments including substitute options with respect to such other securities,

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     with appropriate adjustments in the number of shares subject to, and the exercise prices under, the award.

3.   TERMS OF OPTION

     A. METHOD OF EXERCISE. Any vested portion of this Option shall be exercised by the Optionee by giving written notice to the Company in the form attached as EXHIBIT B. Such exercise shall be effective upon receipt of such notice by the Company at its principal office, specifying the number of Common Shares with respect to which the Option is being exercised and accompanied by (i) the executed Stockholders' Agreement and Registration Rights Agreement; (ii) the payment of the exercise price thereof in cash or such other method approved by the Committee; and, (iii) the payment of any tax amount the Company is required to withhold at source as a result of such exercise by Optionee to the extent the Company does not withhold pursuant to Section 10 a portion of the Common Shares otherwise to be issued.

     B. OPTION CALL. Notwithstanding anything herein to the contrary, all vested portions of the Option (and Option Stock) shall be subject to Sections 3.9(a), 3.9(b) and 3.9(c) of the Stockholders' Agreement. Following the Call Date (as defined below) the Company shall have the right (the "Call Right") to purchase from the Optionee or any Permitted Transferee (as defined in the Stockholders' Agreement) of any Option Stock
     (i) the Option (whether or not any portion thereof is vested) held by such Optionee and any Option Stock held by such Optionee or Permitted Transferee at an aggregate purchase price equal to the (A) the Fair Market Value of the Option Stock issuable upon exercise of such Option on the date the right to call such Option hereunder is exercised (provided, that for purposes of this provision, the Option shall be deemed vested) minus (B) the exercise price of such Option (the "Option Call Price") and (ii) all Option Stock then held by such Optionee or his Permitted Transferees at an aggregate purchase price equal to the Fair Market Value of such shares of Option Stock on the date the right to call hereunder is exercised; provided, however, that such Call Right may be exercised only after Vestar no longer owns any Redemption Securities or, if in connection with the exercise of the Call Right, Vestar will cease to own any Redemption Securities. For the purposes hereof the "Call Date" shall mean the 6th anniversary of the Original Issuance Date. The Company shall have a period from the Call Date until the first to occur of (i) the Expiration Date and
     (ii) the date upon which such Option ceases to be exercisable in accordance with Section 3D hereof in which to give notice in writing to the Optionee or such Permitted Transferee of its election to exercise the rights pursuant to this Section 3B (the "Call Notice"). The completion of the purchases pursuant to the foregoing shall take place at the principal office of the Company within the later of (A) the tenth business day after the giving of the Call Notice or (B) ten (10) business days after the receipt of all necessary regulatory approvals (including but not limited to the expiration or termination of the waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of

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     1976, as amended, if applicable). The price payable as described herein shall be paid by delivery to the Optionee or his Permitted Transferees against delivery of certificates or other instruments representing the Option or the Option Stock so purchased, appropriately endorsed or executed by the Optionee or the applicable Permitted Transferee. The purchase price may be paid in cash, or if (A) the Company is prohibited from paying cash under any financing arrangement or applicable law or (B) the Board makes a good faith determination that the payment of cash would create a material adverse effect on the financial condition of the Company, then such purchase price may be paid (i) by note payable in installments of no longer than five (5) years, bearing interest at the Company's prime lending rate in effect as of the date of purchase or (ii) by delaying the exercise of any call right until the financing or legal restrictions lapse; provided, however, that to the extent possible, the Company shall pay the Optionee an amount in cash sufficient to cover any income tax liability imposed on the Optionee resulting from the exercise of any such call right, at such times as are necessary for the Optionee to make required tax payments in a timely fashion. The Company may choose to have a designee purchase any securities elected to be sold to it hereunder so long as the Company shall bear any reasonable costs and expenses of the Optionee and his Permitted Transferees in connection with the sale to such designee that would not have otherwise been incurred by him in connection with a sale to the Company. All references to the Company in this Section 3B shall refer to such designee as the context requires.

     C. PUT RIGHT. Following the Put Date (as defined below) the Optionee shall have the right (the "Put Right") to require the Company to purchase from the Optionee or any Permitted Transferee (as defined pursuant to the Stockholders' Agreement) of any Option Stock (i) the Option (whether or not any portion thereof is vested) and any Option Stock held by such Optionee or Permitted Transferee at an aggregate purchase price equal to the Option Call Price and (ii) all Option Stock then held by such Optionee or his Permitted Transferees at an aggregate purchase price equal to the Fair Market Value of such shares of Option Stock on the date the Put Right hereunder is exercised. For the purposes hereof the "Put Date" shall mean the first to occur of (i) the one year anniversary of the last day that Redemption Securities can be redeemed pursuant to Section 6(c) of the Certificate of Designations and (ii) the date upon which both (A) no shares of Convertible Participating Preferred Stock remain outstanding and Vestar ceases to own any Redemption Securities of the Company and (B) either (I) the Optionee's employment is terminated (other than by the Company for Cause or by the Optionee for Good Reason) or (II) the sixtieth day prior to the Expiration Date. The Optionee shall have a period from the Put Date until the first to occur of (i) the Expiration Date and (ii) the date upon which such Option ceases to be exercisable in accordance with Section 3D hereof in which to give notice in writing to the Company of his election to exercise the rights pursuant to this Section 3C (the "Put Notice"); provided, however, that in no event shall the Optionee be permitted to exercise the Put Right granted hereby at any time

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     during the period beginning on or after the 6th anniversary of the Original
     Issuance Date and ending on the 90th day following the 7th anniversary of the Original Issuance Date. The completion of the purchases pursuant to the foregoing shall take place at the principal office of the Company within the later of (A) the tenth business day after the giving of the Put Notice or (B) ten (10) business days after the receipt of all necessary regulatory approvals (including but not limited to the expiration or termination of the waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, if applicable). The price payable as described herein shall be paid by delivery to the Optionee or his Permitted Transferees against delivery of certificates or other instruments representing this Option or the Option Stock so purchased, appropriately endorsed or executed by the Optionee or the applicable Permitted Transferee. The price payable as described herein shall be paid by delivery to the Optionee or his Permitted Transferees against delivery of certificates or other instruments representing the Option or the Option Stock so purchased, appropriately endorsed or executed by the Optionee or the applicable Permitted
     Transferee. The purchase price may be paid in cash, or if (A) the Company is prohibited from paying cash under any financing arrangement or applicable law or (B) the Board makes a good faith determination that the payment of cash would create a material adverse effect on the financial condition of the Company, then such purchase price may be paid (i) by note payable in installments of no longer than five (5) years, bearing interest at the Company's prime lending rate in effect as of the date of purchase or
     (ii) by delaying the exercise of the Put Right until the financing or legal restrictions lapse; provided, however, that to the extent possible, the Company shall pay the Optionee an amount in cash sufficient to cover any income tax liability imposed on the Optionee resulting from the exercise of such Put Right, at such times as are necessary for the Optionee to make required tax payments in a timely fashion. The Company may choose to have a designee purchase any securities elected to be sold to it hereunder so long as the Company shall bear any reasonable costs and expenses of the Optionee and his Permitted Transferees in connection with the sale to such designee that would not have otherwise been incurred by him in connection with a sale to the Company. All references to the Company in this Section 3C shall refer to such designee as the context requires.

     D. POST-TERMINATION EXERCISE. In the event that the Optionee ceases to be employed by the Company, the Option (to the extent then outstanding) shall terminate as follows:

          (i) TERMINATION FOR CAUSE. If Optionee's employment is terminated by the Company for Cause, all vested and unvested portions of the Option shall immediately expire and terminate on termination of employment.

          (ii) TERMINATION BY THE COMPANY OTHER THAN FOR CAUSE, DEATH OR DISABILITY OR BY THE OPTIONEE FOR GOOD REASON. If (a) Optionee's

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          employment is terminated by the Company other than for Cause, death or
          Disability, or by the Optionee for Good Reason, or (b) the Company fails to renew the term of the employment agreement between the Optionee and the Company (the "Employment Agreement"), then (a) all vested portions of the Option shall remain exercisable for one (1) year following termination of employment but in no event after the Expiration Date and (b) any unvested portion of the Option shall expire on termination of employment.

          (iii) TERMINATION BY OPTIONEE OTHER THAN FOR GOOD REASON. If the Optionee's employment is terminated by the Optionee other than for Good Reason, then (a) any outstanding vested portion of the Option shall remain exercisable for thirty (30) days following termination of employment (but in no event past the Expiration Date); and (b) any unvested portion of the Option shall expire on termination of employment.

          (iv) TERMINATION BECAUSE OF DEATH OR DISABILITY. If Optionee's employment is terminated by reason of Optionee's death or Disability, then (a) any outstanding vested portion of the Option shall remain exercisable until the Expiration Date; and (b) any unvested portion of the Option shall expire on termination of employment.

4.   RIGHTS AS STOCKHOLDER.

     Optionee shall not have voting rights as a shareholder (in any and all matters whatsoever) until the date as of which the holder is registered as the owner of the Common Shares, in the Company's register and solely to the extent provided by the Stockholders' Agreement.

     Each Optionee agrees to vote all of his Option Stock in favor of any proposal submitted to the Company's stockholders for approval for the purpose of exempting certain Change in Control payments from the definition of "parachute payments" under Section 280G of the Code, in accordance with the shareholder approval requirements of section 280G(b)(5)(B) of the Code and the regulations promulgated thereunder.

5.   ADJUSTMENTS.

     In the event of a reorganization, recapitalization, stock dividend or stock split, or combination or other change in the Common Shares, the Board shall, in order to prevent the dilution or enlargement of rights under the Option, make such equitable adjustments in the Fair Market Value of the Option and in the number of Common Shares or other securities subject to the Option and the Option Exercise Price as the Board in its sole discretion may determine.

6.   NON-TRANSFERABILITY OF OPTION.

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     The Option may not be transferred other than by will or the laws of descent and distribution, and during the Optionee's lifetime shall be exercisable only by that Optionee, except as follows. The Optionee may transfer the Option to any Family Member (as defined in the Stockholders' Agreement) (to the extent that such Family Member is a trust, in all events only where such transferee trust or other entity is established and maintained for estate planning purposes and conducts no business other than holding passive investments), and any such transferee shall be bound by all of the terms and conditions applicable to the Optionee.

7.   ENTIRE AGREEMENT; GOVERNING LAW.

     The Plan is incorporated herein by reference. The Plan and this Award Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee's interest except by means of a writing signed by the Company and the Optionee. This Award Agreement is governed exclusively in accordance with the laws of the State of Delaware, without regard to its conflict of laws rules and principles.

8.   NO GUARANTEE OF CONTINUED EMPLOYMENT.

     Nothing in the Plan or in this Award Agreement hereunder shall confer any right on the Optionee to continue in the employ of the Company or shall interfere in any way with the right of the Company to terminate the Optionee at any time.

     By the Optionee's signature and the signature of the Company's representative below, the Optionee and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and this Award Agreement. The Optionee has reviewed the Plan and this Award Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Award Agreement and fully understands all provisions of the Plan and Award Agreement. The Optionee further agrees to notify the Company upon any change in the residence address indicated below.

9.   SECURITIES LAWS REQUIREMENTS; LEGEND ON CERTIFICATES; STOCKHOLDERS'
     AGREEMENT.

     The certificates representing the Option Stock shall be subject to such stop transfer orders and other restrictions as the Committee may deem reasonably advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Option Stock may be or are listed, any applicable federal or state laws and the Company's Articles of Incorporation and Bylaws, and the Committee may cause a legend or

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legends to be put on any such certificates to make appropriate reference to such restrictions. Upon the acquisition of any Option Stock, the Optionee will make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with this Award Agreement.

     By entering into this Award Agreement, the Optionee agrees and acknowledges that the Optionee has received and read a copy of the Plan and the Stockholders' Agreement. The Option and the Option Stock received upon exercise of the Options are subject to the Plan and the Stockholders' Agreement. The terms and provisions of the Plan and the Stockholders' Agreement as it may be amended from time to time are hereby incorporated by reference.

10.  WITHHOLDING OF TAXES.

     The Company may require the Optionee to tender the amount of any such taxes to the Company prior to the issuance of Option Stock to the Participant upon exercise or payment of other amounts due under this Award Agreement. In the alternative the Company may, but shall not be required to withhold a portion of the Common Shares otherwise to be issued upon the exercise or other settlement of the Option equal in value to the minimum amount required to be withheld under applicable law in respect of any income, employment or other taxes required to be paid by virtue of the Optionee receiving an Option under this Award Agreement. In no event shall the Company be liable for any of a Optionee's income tax obligations.

11.  COUNTERPARTS.

     This Award Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Any counterpart or other signature hereupon delivered by facsimile shall be deemed for all purposes as constituting good and valid execution and delivery of this Award Agreement by such party.

12.  CERTAIN DEFINITIONS.

     For purposes of this Award Agreement following definitions shall apply:

     (i) "Cause" shall have the meaning assigned to such term in the Optionee's Employment Agreement, or, if not defined therein or if there is no such agreement, "Cause" means (a) Optionee's willful failure to perform Optionee's duties (other than as a result of total or partial incapacity due to physical or mental illness) which is not cured following written notice, (b) Optionee's conviction of, or plea of NOLO CONTENDERE to, a crime constituting
(I) a felony under the laws of the United States or any state thereof or (II) a misdemeanor involving moral turpitude, (c) Optionee's willful malfeasance or willful misconduct in connection with

Optionee's duties which is materially injurious to the financial condition or business reputation of the Company or any of its affiliates, (d) Optionee's breach of any non-competition, non-solicitation or confidentiality provisions to which the Optionee is subject (other than disclosure of confidential information made by the Optionee in the ordinary course of business so long as the Optionee reasonably believes that such disclosure is in furtherance of the Company's business), or (e) any material breach by the Optionee of the Employment Agreement; PROVIDED that the Company provides written notice to the Optionee within 60 days of its knowledge that such a breach has occurred; and PROVIDED FURTHER that the Optionee shall have 10 business days following actual receipt of such notice to cure such breach.

     (ii) "Good Reason" shall have the meaning assigned to such term in the Employment Agreement, or, if not defined therein or if there is no such agreement, "Good Reason" shall mean (a) a substantial diminution in Optionee's position or duties or assignment of duties materially inconsistent with the Optionee's position, (b) any reduction in Optionee's base salary, except if such reduction is part of an across-the-board reduction similarly affecting other executives, or (c) any material breach by the Company of the Employment Agreement; provided that the Company shall have 30 business days following receipt of written notice of the existence of Good Reason to cure such breach; provided, further, that in each case, "Good Reason" will cease to exist for an event on the 60th day following the later of its occurrence or the Optionee's knowledge thereof, unless the Optionee has given the Company written notice thereof prior to such date.

     (iii) "Registration Rights Agreement" shall mean the Registration Rights Agreement, dated as of February 27, 2004, among the Company and each of the stockholders of the Company whose name appears on the signature pages thereof (as the same may amended from time to time).

13.  GENDER

All pronouns and references to gender contained in this Award Agreement shall be deemed to refer to the masculine, feminine or neuter, as the context may require.

          IN WITNESS WHEREOF, Optionee and the Company have executed this Agreement as of the date first above written

                                        SOLO CUP INVESTMENT CORPORATION


                                        By:
                                           ----------------------------

                                        Title:
                                              -------------------------

     The undersigned hereby acknowledges having read this Stock Option Award Agreement and the Plan and hereby agrees to be bound by all provisions set forth herein and in the Plan.


     ----------------------------------------
     [EXECUTIVE]

                                    EXHIBIT A

                      PERFORMANCE OPTIONS VESTING CRITERIA

           Performance                 Cumulative EBITDA(1)         Cumulative Debt
           Period                      Target Level                 Paydown
--------   --------                    ------------                 -------
Series A   2004 fiscal year. . . . .   $   205.5 million            $   63.0 million
Series B   2005 fiscal year. . . . .   $   442.3 million            $  145.5 million
Series C   2006 fiscal year. . . . .   $   706.7 million            $  250.8 million
Series D   2007 fiscal year. . . . .   $   984.0 million            $  367.5 million
Series E   2008 fiscal year. . . . .   $ 1,274.3 million            $  495.5 million

----------
(1)  EBITDA shall have the meaning set forth in the "Consolidated
     EBITDA" definition set forth in the Company's revolving credit agreement. Note also that all EBITDA target numbers shall be calculated after payment of bonuses.

                                    EXHIBIT B

                                SOLO CUP COMPANY

                           2004 MANAGEMENT INVESTMENT

                         AND INCENTIVE COMPENSATION PLAN

                                 EXERCISE NOTICE

[Insert Address]

Attention [ ]:

     I hereby elect to exercise the Option granted to me on March [ ], 2004, under the Solo Cup Investment Corporation 2004 Management Investment and Incentive Compensation Plan, with respect to _____ Common Shares at the exercise price of $47.32 per share for a total purchase price of $___________.

     I wish to make payment of the exercise price as indicated below (check one or more boxes):
           ______  cash;

           ______  certified check; or

           ______  other (subject to approval by the Company), please specify:
                   _____ ___________ ________ __________ _________ _________.

     I understand that I may suffer adverse tax consequences as a result of my purchase of the Common Shares. I have consulted with any tax consultants I deem advisable in connection with my purchase of the Common Shares and I am not relying on Solo Cup Investment Corporation for any tax advice. I authorize the Company to deduct all amount necessary to satisfies any withholding obligations the Company may incur in connection with this exercise. If requested by the Company, I agree to tender the amount of any required withholdings to the Company prior to the payment of any amounts due under this Award Agreement.

                                        Signature:
                                                     ------------------------

                                        Printed Name:
                                                     ------------------------

                                        Address:
                                                     ------------------------

                                                     ------------------------

                                                     ------------------------

                                        Dated:
                                                     ------------------------